AMENDMENT NO. 1 TO THE WILLIAM D. GEHL/GEHL COMPANY
                       SUPPLEMENTAL RETIREMENT AGREEMENT
                         DATED AS OF DECEMBER 15, 1995.

     THIS AMENDMENT is made by and between Gehl Company ("GEHL"), a Wisconsin corporation with its principal place of business in West Bend, Wisconsin, and William D. Gehl, ("Employee") as of April 20, 2000.

                                    RECITALS

     WHEREAS, GEHL and Employee wish to amend the Supplemental Retirement Agreement between the parties dated as of December 15, 1995.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

     Section 2, Supplemental Retirement Benefits (a) (i) shall be revised to read as follows: sixty percent (60%) of the Employee's Average Monthly Compensation, less . . .

     Section 3, Pre-Retirement Death Benefit (c) shall be revised to read as follows: The amount of each of the ten (10) payments shall be 3.6 times the Employee's Average Monthly Compensation as of the employee's date of death (i.e., forty percent (40%) of the Employee's Average Monthly compensation annualized).

     Section 11, Acceleration shall be added as follows: In the event that payment of the benefits provided by Section 2 hereunder is accelerated in a present value payment pursuant to the Change in Control Section of the Employee's Employment Agreement, all other benefits and provisions hereof shall be deemed terminated.

     IN WITNESS WHEREOF, GEHL has caused this Agreement to be executed by its duly authorized officers, and Employee has hereunto set his hand, all as of the date set forth above.

                              GEHL COMPANY


                              ___________________________________
                              Its Director


                              ___________________________________
                              Employee